Form 8-K for FIRST CHESAPEAKE FINANCIAL CORP filed on September 24, 1998




                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT



         Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of Report (Date of earliest event reported) August 24, 1998


                     FIRST CHESAPEAKE FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

          VIRGINIA                       0-21912                 54-1624428
(State or other jurisdiction           (Commission             (IRS Employer
     of incorporation)                 File Number)          Identification No.)

               12 OREGON AVENUE, PHILADELPHIA, PENNSYLVANIA 19148
                    (Address of principal executive offices)


Registrant's telephone number, including area code   (215) 755-5691


(Former name or former address, if changed since last report.) Not applicable

ITEM 5. OTHER EVENTS

First Chesapeake Funding Corporation Inks Agreements to Acquire Three Mortgage Companies

In what is hoped to be its first wave of acquisitions, First Chesapeake Funding Corporation, a wholly owned subsidiary of First Chesapeake Financial Corporation (the "Company") has announced the execution of letters of intent to purchase three mortgage companies.

The consolidated historical financials of the merged organization indicate gross monthly closed loan production in excess of $30 million and historic net profits of slightly more than $2 million annually.

Additionally, the corporation will expand to thirteen branches in seven states, offering both conventional and alternative documentation loans on a wholesale and retail basis.

Due diligence is anticipated to be completed in the fourth quarter of 1998, with completion of the transactions scheduled to occur before the year's end.

According to First Chesapeake Funding's President, Les Salzman, the corporation will utilize these acquisitions as the cornerstone of its national expansion. "We are delighted by the blend of acquisitions. They will give us the geographical and product mix that fits our growth plan. We will be in markets that we are comfortable with and can manage effectively while offering a blend of loans that provide a hedge against interest rate sensitivity." Said Salzman.

"The historical performance of the companies we are acquiring provides us with strong consistent team members. But most impressive is the collective management talent that we will enjoy. We will have an aggressive and talented group that has succeeded using their own money," Salzman continued: "These are people who have rolled up their sleeves and know how to make money."

First Chesapeake Funding's operational headquarters will remain at 8551 W. Sunrise Boulevard, Plantation, FL 33322. Further information may be obtained by calling the corporation at (954) 385-8400 or by fax at (954) 474-2438.

The Company is a Virginia corporation engaged in the residential and commercial mortgage banking business at both the wholesale and retail platforms.

Statements in the press release concerning the Company's business outlook or future economic performances, anticipated profitability, revenues, expenses or other financial items, are forward-looking statements that are estimates reflecting the best judgment of the Company based on currently available information. Such forward-looking statements involve known and unknown risks, uncertainties, contingencies and other factors that could cause results, performance or achievements to differ materially from those stated. Such risks, uncertainties, contingencies and other factors, many of which are beyond the control of the Company, include overall economic and business conditions, trends for the continued growth of the mortgage and financial services industry, the realization of anticipated revenues, profitability and cost synergies, the demand for the Company's products and services, pricing and other competitive factors in the industry, new government regulations and/or legislative initiatives, and other risks and uncertainties described in the Company's reports and filings with the Securities and Exchange Commission. There can be no such assurance that such factors will not affect the accuracy of such forward-looking statements, and the Company assumes no obligation to update the information in this release.

Contact: Richard N. Chakejian, Jr., President
         Mark E. Glatz, Chief Financial Officer

                                   SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

                                     FIRST CHESAPEAKE FINANCIAL CORPORATION


Date: September 24, 1998             By: Mark Mendelson
                                         -----------------------------
                                         Mark Mendelson, Chief Executive Officer

                                     By: Richard N. Chakejian, Jr.
                                         -----------------------------
                                         Richard N. Chakejian, Jr. President

                                     By: Mark E. Glatz
                                         -----------------------------
                                         Mark E. Glatz, Chief Financial Officer